Exhibit 16.1

Ronald R. Chadwick, P.C.

2851 South Parker Road, Suite 720

Aurora, Colorado 80014

Telephone: (303) 306-1967

Fax: (303) 306-1944

February 29, 2008

Office of the Chief Accountant

Securities and Exchange Commission

Mail Stop 9-5

450 Fifth Street, N.W.

Washington, DC 20549

Re: Grand Motion, Inc.

On February 28, 2008 my appointment as auditor for Grand Motion Inc. ceased. I have read Grand Motion Inc.’s statements included Item 4 of its Form 8-K dated February 2008 and agree such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.

Ronald R. Chadwick, P.C.

Certified Public Accountant